EXHIBIT 11.1
                                WORLDTEX, INC.
                      COMPUTATION OF EARNINGS PER SHARE
                   (In thousands except per share amounts)

                               Three Months Ended           Nine Months Ended
                                 September 30,                September 30,
                               1999          1998          1999          1998
                               ----          ----          ----          ----

Net income (loss)             $(712)         (1,061)       1,363         1,838
                              =====          =======       =====         =====

Shares:
   Weighted average number
      of  shares              14,271         14,341        14,271        14,401
      outstanding             ======         ======        ======        ======

Basic earnings (loss) per     $(.05)         (.07)           .10           .13
 share <F1>                   =====          ====          =====         =====

Shares:
   Weighted average number
      of  shares
      outstanding            14,271         14,341        14,271        14,401
   Assumed exercise of
      options <F2>                -              -             -           241
                              -----          -----         -----         -----

   Total average number of
      common and common
      equivalent shares
      used for dilution       14,271         14,341        14,271        14,642
      computation             ======         ======        ======        ======

Diluted earnings(loss) per    $(.05)         (.07)           .10           .13
 share<F2>                    =====          ====          =====         =====


<F1> Basic  earnings  (loss) per share are  calculated  based upon the  weighted average number of common shares outstanding during the period.

<F2> Diluted  earnings  (loss) per share are calculated  based upon the weighted average number of common shares and common equivalent shares outstanding during the period. Common stock equivalents for the three months ended September 30, 1999 and 1998 are anti-dilutive and therefore excluded from the computation.